Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Keishi High, Investor Relations Officer
817-367-4640
Keishi.High@OmniAmerican.com

OmniAmerican Bancorp, Inc.
Announces Initial Quarterly Cash Dividend

Fort Worth, Texas - January 28, 2014 - OmniAmerican Bancorp, Inc. (NASDAQ: OABC), the holding company for OmniAmerican Bank, today announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share. The cash dividend is payable on March 7, 2014 to all shareholders of record as of the close of business on February 14, 2014.

This is the first cash dividend for OmniAmerican Bancorp, Inc. Future dividends will be subject to approval of the Company’s Board of Directors.

About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol “OABC” and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 14 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of business/commercial services as well as consumer products and services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank had $1.45 billion in assets at September 30, 2013. Additional information is available at www.OmniAmerican.com.